     Exhibit 10.12

December 12, 2001

Dr. Michael M. Merzenich
20 Hillpoint
San Francisco, CA 94117

Re: Extension of Consulting Agreement for 2002

Dear Mike:

Your Consulting Agreement with Scientific Learning Corporation (the “Company”) dated September 20, 1996, as previously amended (the “Agreement”) provides that you will provide consulting services to the Company for the period commencing January 1, 1998 through December 31, 2001.

This letter confirms that the Company and you have now agreed to extend this Agreement, as follows:

a. The term of the Agreement shall be extended to terminate on December 31, 2002, unless earlier terminated pursuant to Section 19 of the Agreement or unless later further extended by mutual written consent of you and the Company.

b. During calendar year 2002, you agree to provide approximately 20% of your professional time for consulting activities under the Agreement. However, if your employment arrangements with UCSF do not permit you to commit 20% of your professional time to activities under the Agreement, you agree to commit the maximum time permitted by the UCSF policies.

c.Your consulting rate for calendar year 2002 will be $2817 per month, which is equivalent to a rate of $650 per day (subject to adjustment as set forth in the Agreement).

Please confirm your agreement by countersigning and returning a copy of this letter to Linda Carloni for our files. We look forward to another year of collaboration.

Sincerely,

SCIENTIFIC LEARNING CORPORATION

By: /s/ Frank Mattson
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Frank Mattson
President

ACKNOWLEDGED AND AGREED:

/s/ Michael M. Merzenich
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Michael M. Merzenich

Date: Jan. 17, 2002
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December 12, 2001

Dr. Paula Tallal
4403 Hermosa Way
San Diego CA 92103

Re: Extension of Consulting Agreement for 2002

Dear Paula:

Your Consulting Agreement with Scientific Learning Corporation (the “Company”) dated September 19, 1996, as previously amended (the “Agreement”) provides that you will devote an aggregate of up to one day per week to consulting activities for the Company for the period commencing January 1, 1998 through December 31, 2001. ..

This letter confirms that the Company and you have now agreed to extend this Agreement, as follows:

a. The term of the Agreement shall be extended to terminate on December 31, 2002, unless earlier terminated pursuant to Section 19 of the Agreement or unless later further extended by mutual written consent of you and the Company.

b. During calendar year 2002, you agree to provide an aggregate of one day per week, on average, for consulting activities under the Agreement.

c. Your consulting rate for calendar year 2002 will be $650 per day (subject to adjustment as set forth in the Agreement).

Please confirm your agreement by countersigning and returning a copy of this letter to Linda Carloni for our files. We look forward to another year of collaboration.

SCIENTIFIC LEARNING CORPORATION

By: /s/ Frank Mattson
————————————
Frank Mattson
President

ACKNOWLEDGED AND AGREED:

/s/ Paula A. Tallal
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Paula A. Tallal

Date: Dec. 26, 2001
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